                                                                     EXHIBIT 4.5

                              WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES PURCHASE AGREEMENT DATED AS OF SEPTEMBER 30, 1997, AS AMENDED FROM TIME TO TIME, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. SUCH AGREEMENT, AMONG OTHER THINGS, RESTRICTS THE DETACHMENT OF THE COMMON STOCK PURCHASE WARRANTS FROM THE SENIOR DISCOUNT NOTE ATTACHED HERETO.

No. W-2

                        Certificate for 250,000 Warrants

                        NOT EXERCISABLE AFTER 5:00 P.M.,
                      NEW YORK CITY TIME, ON JULY 8, 2003

                              SILICON GAMING, INC.

                   COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES that GOLDMAN, SACHS & COMPANY FFC: BIII CAPITAL PARTNERS, L.P., a Delaware limited partnership, or its registered assigns is the registered holder (the "Registered Holder") of Warrants set forth above, each of which represents the right to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the "Common Stock"), of Silicon Gaming, Inc., a California corporation (the "Company"), at the Exercise Price (as defined in the Warrant Agreement) at the times specified in the Warrant Agreement, by surrendering this Warrant Certificate, with the form of Election to Purchase attached hereto duly executed and by paying in full the Exercise Price. Payment of the Exercise Price shall be made as set forth in the Warrant Agreement (as hereinafter defined). No Warrant may be exercised after 5:00 P.M., New York City time, on July 8, 2003 (the "Expiration Date"). All Warrants evidenced hereby shall thereafter become void, subject to the terms of the Warrant Agreement hereinafter referred to.

     Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate and in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the principal office of the Company with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants to purchase the shares of the Common Stock will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants to purchase the shares of the Common Stock evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

     Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants to purchase the shares of the Common Stock, upon surrender of this Warrant Certificate at the principal office of the Company.

     Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

     No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share of Common Stock which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement. No Warrant Certificate representing any fractional Warrant Shares will be issued.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of September 30, 1997, as amended (the "Warrant Agreement"), by and among the Company and the Purchaser (as defined in the Warrant Agreement) and is subject to the term and provisions contained in the Warrant Agreement. All capitalized terms not defined herein shall have the meanings given such terms as set forth in the Warrant Agreement.

This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile corporate seal.

                                         SILICON GAMING, INC.


                                         By: /s/ Thomas E. Carlson
                                            -------------------------
                                         Name:   Thomas E. Carlson
                                         Title:  CFO

[Seal]                                   Attest:


                                         By: /s/ Donald J. Massaro
                                            -------------------------
                                         Name:   Donald J. Massaro
                                         Title:  Secretary

                              [Form of Assignment]



     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants to purchase the shares of the Common Stock set forth below:

         NAME OF ASSIGNEE       ADDRESS           NO. OF WARRANTS
         ----------------       -------           ---------------



and does hereby irrevocably constitute and appoint _____________________ true and lawful Attorney, to make such transfer on the books of Silicon Gaming, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated: __________ ___, _____             ___________________________
                                         Signature


                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant Certificate.)

                         [Form of Election To Purchase]



     The undersigned hereby irrevocably elects to exercise ____________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         ---------------------------------------------------------------------
                                     (NAME)


------------------------------------------------------------------------------
                         (ADDRESS, INCLUDING ZIP CODE)


------------------------------------------------------------------------------
                (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO:
           -------------------------------------------------------------------
                                     (NAME)

at
  ----------------------------------------------------------------------------
                         (ADDRESS, INCLUDING ZIP CODE)

     In full payment of the purchase price with respect to the exercise of Warrants to purchase shares of the Common Stock, the undersigned:

     [ ] hereby tenders payment of $________ by cash, certified check, cashier's check or money order payable in United States currency to the order of the Company; or

     [ ] hereby delivers to the Company that number of shares of Common Stock having a Fair Market Value (as defined in the Warrant Agreement) equal to the Exercise Price multiplied by the number of Warrant Shares being purchased; or

     [ ] hereby makes a Net Cashless Exercise (as defined in the Warrant Agreement).

          If the number of Warrants to purchase the shares of the Common Stock hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of such full Warrants not exercised be issued and delivered as follows:

ISSUE TO:
         ---------------------------------------------------------------------
                                     (NAME)


------------------------------------------------------------------------------
                         (ADDRESS, INCLUDING ZIP CODE)


------------------------------------------------------------------------------
                (SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER)

DELIVER TO:
           -------------------------------------------------------------------
                                     (NAME)

at
  ----------------------------------------------------------------------------
                         (ADDRESS, INCLUDING ZIP CODE)


Date: __________ ___, ______             _____________________________________
                                         Signature

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)

                                        PLEASE INSERT SOCIAL SECURITY OR TAX
                                        I.D. NUMBER OF HOLDER